- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                     REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): JUNE 24, 1996

                          PULITZER PUBLISHING COMPANY
             (Exact name of registrant as specified in its charter)

        DELAWARE                        1-9329                        430496290
(State or other jurisdiction      Commission File Number            (I.R.S. Employer
   of incorporation)                                            Identification No.)

   900 NORTH TUCKER BOULEVARD, ST. LOUIS, MISSOURI           63101
      (Address of principal executive offices)              Zip Code

      (Registrant's telephone number, including area code): (314) 340-8000

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS

     On May 4, 1996, the Company entered into an agreement to purchase the stock of Scripps League Newspapers, Inc. ("SLN"), a privately owned company that publishes 16 daily newspapers serving smaller cities, primarily in the West and Midwest, and a number of non-daily publications. The purchase includes all of the operating assets of the newspapers as well as working capital and intangibles. The agreement provides for the possible exclusion of three smaller daily newspapers and two non-daily publications from the sale and is subject to various closing conditions. The Company expects that one of the weekly publications will be excluded from the acquisition. Based upon the exclusion of this weekly publication and preliminary estimates of working capital balances, the purchase price is anticipated to be in the $215 million range, including about $7 million in working capital. The final purchase price will depend upon the actual number of papers the Company purchases and final working capital adjustments. The Company anticipates a July 1, 1996 closing date for the acquisition.

     In connection with the planned acquisition of SLN, the Company has entered into a letter agreement with an institutional lender to issue up to $100 million of fixed rate senior notes. In addition, the Company has entered into a letter agreement with a bank to borrow up to $50 million pursuant to a variable rate five year revolving credit facility. Both financing agreements are contingent upon a successful closing of the SLN acquisition. It is anticipated that the SLN acquisition will be funded with some combination of borrowings under the financing agreements and cash reserves of the Company.

     The terms of the purchase are more fully described in the Stock Purchase Agreement filed as an exhibit to the Company's Report on Form 10-Q for the quarterly period ended March 31, 1996.

     Certain historical financial information of SLN and the pro forma impact of the acquisition are set forth in Item 7 of this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

     (1) Audited consolidated balance sheets of Scripps League Newspapers, Inc. and Subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1995 (filed as Exhibit 99-1 hereto).

     (2) Unaudited consolidated balance sheet of Scripps League Newspapers, Inc. and Subsidiaries as of March 31, 1996 and unaudited consolidated statements of income, and cash flows for the six month periods ended March 31, 1996 and 1995 (filed as Exhibit 99-2 hereto).

(B) PRO FORMA FINANCIAL INFORMATION

     The following pro forma combined financial statements of Pulitzer Publishing Company and its pending acquisition are included in this report:

          Unaudited pro forma condensed combined statement of financial position as of March 31, 1996 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 1995 and for the three months ended March 31, 1996 (filed as Exhibit 99-3 hereto).

(C) EXHIBITS

     See Exhibit Index for a list of exhibits.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PULITZER PUBLISHING COMPANY
                                                (Registrant)

Date: June 24, 1996                        /S/ RONALD H. RIDGWAY

                            ----------------------------------------------------
                                            (Ronald H. Ridgway)
                                  Director; Senior Vice-President-Finance
                                      (on behalf of the Registrant and
                                      as principal financial officer)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                    TITLE OR DESCRIPTION
- ------    ------------------------------------------------------------------------------------
 99.1     Audited consolidated balance sheets of Scripps League Newspapers, Inc. and
          Subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1995
 99.2     Unaudited consolidated balance sheet of Scripps League Newspapers, Inc. and
          Subsidiaries as of March 31, 1996 and unaudited consolidated statements of income, and cash flows for the six month periods ended March 31, 1996 and 1995
 99.3     Unaudited pro forma condensed combined statement of financial position as of March
          31, 1996 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 1995 and for the three months ended March 31, 1996